UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2022

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Stonepeak Warrant Amendment

As previously disclosed, on August 2, 2019, Evolve Transition Infrastructure LP (“Evolve”) issued that certain Warrant Exercisable for Junior Securities to Stonepeak Catarina Holdings LLC (“Stonepeak”), which was amended by Amendment No. 1 to Warrant Exercisable for Junior Securities, dated February 24, 2021, Amendment No. 2 to Warrant Exercisable for Junior Securities, dated May 4, 2021, Amendment No. 3 to Warrant Exercisable for Junior Securities, dated August 2, 2021, Amendment No. 4 to Warrant Exercisable for Junior Securities, dated November 5, 2021, Amendment No. 5 to Warrant Exercisable for Junior Securities, dated November 9, 2021, and Amendment No. 6 to Warrant Exercisable for Junior Securities, dated February 1, 2022 (as amended, the “Warrant”). The Warrant may be exercised at any time and from time to time until the later of August 2, 2026 and the date 30 days after the date on which all of the Class C Preferred Units representing limited partner interests in Evolve (“Class C Preferred Units”) have been redeemed for a number of Junior Securities (as defined in the Warrant) equal to 10% of each applicable class of Junior Securities Deemed Outstanding (as defined in the Warrant) as of the exercise date.

As previously disclosed, on November 16, 2020, Evolve and Stonepeak entered into a letter agreement (the “Stonepeak Letter Agreement”), and in accordance with the Stonepeak Letter Agreement, on April 28, 2022, Evolve received written notice of Stonepeak’s election to receive distributions on the Class C Preferred Units for the quarter ended March 31, 2022 in common units representing limited partner interests in Evolve (“Common Units”). In accordance with the Stonepeak Letter Agreement, Evolve will issue 24,721,910 Common Units (the “Q122 Stonepeak Units”) to Stonepeak on May 20, 2022, subject to approval of the supplemental listing application by the NYSE American.

As previously disclosed, Evolve’s Long-Term Incentive Plan, effective March 6, 2015 (the “LTIP”), provides that upon the issuance of additional Common Units from time to time, the maximum number of Common Units that may be delivered or reserved for delivery with respect to the LTIP shall be automatically increased (such increase, the “LTIP Increase”) by a number of Common Units equal to the lesser of (i) fifteen percent (15%) of such additional Common Units, or (ii) such lesser number of Common Units as determined by the board of directors (the “Board”) of Evolve Transition Infrastructure GP LLC, the sole general partner of Evolve (the “General Partner”).

On April 29, 2022, the Board determined that the LTIP Increase with respect to the Q122 Stonepeak Units will be fifteen percent (15%), resulting in an additional 3,708,287 Common Units being reserved for delivery with respect to the LTIP.

On April 29, 2022, but effective as of May 2, 2022, Evolve and Stonepeak entered into Amendment No. 7 to Warrant Exercisable for Junior Securities (“Stonepeak Warrant Amendment No. 7”) to exclude from the Warrant the 3,708,287 Common Units included in the LTIP Increase resulting from the issuance of the Q122 Stonepeak Units.

The foregoing description of Stonepeak Warrant Amendment No. 7 does not purport to be complete and is qualified in its entirety by the full text of Stonepeak Warrant Amendment No. 7, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 7 to Warrant Exercisable for Junior Securities, effective May 2, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: April 29, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

3